EXHIBIT 5

                            ARNALL GOLDEN GREGORY LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450

                                                                  (404) 873-8500

                                                                  (404) 873-8501

                                January 17, 2002


The Profit Recovery Group International, Inc.
2300 Windy Ridge Parkway
Suite 100 North
Atlanta, Georgia 30339-8426

         Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-3 of The Profit Recovery Group International, Inc., a Georgia corporation, filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of 1,106,684 shares of common stock, no par value per share (the "Shares") offered by the selling shareholders named in the above-reference Registration Statement of even date herewith.

     In acting as counsel to you, we have examined and relied upon such corporate records, documents, certificates, and other instruments and examined such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Based upon and subject to the foregoing, we advise you that in our opinion the Shares are legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                   Sincerely,

                                   ARNALL GOLDEN GREGORY LLP

                                   /s/  ARNALL GOLDEN GREGORY LLP





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